UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2006

Medarex, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	0-19312	22-2822175
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

707 State Road, Princeton, N.J.	08540-1437
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (609) 430-2880

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 13, 2006, Medarex, Inc. (the “Medarex”) received a written Staff Determination letter from The NASDAQ Stock Market stating that Medarex is not in compliance with NASDAQ Marketplace Rule 4310(c)(14) because it has not timely filed its report on Form 10-Q for the period ended September 30, 2006.  As previously disclosed, NASDAQ initially informed Medarex on August 14, 2006 that its securities would be delisted for failure to timely file its Form 10-Q for the period ended June 30, 2006, unless it requested a hearing in accordance with applicable NASDAQ Marketplace rules.  Medarex subsequently requested a hearing and appeared before the NASDAQ Listing Qualification Panel.  Pending a decision by the NASDAQ Listing Qualification Panel, Medarex’s common stock will remain listed on The NASDAQ Global Market.  However, there can be no assurance that the NASDAQ Listing Qualification Panel will grant Medarex’s request for continued listing.  A copy of the press release issued on November 17, 2006 announcing the receipt of the notice is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1  Press release issued by Medarex, Inc. dated November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDAREX, INC.

Date: November 17, 2006	/s/ Christian S. Schade
Christian S. Schade
Senior Vice President and Chief Financial Officer